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                                                                     EXHIBIT 5.1


                                                               MICHAEL J. McCABE
                                                              Vice President and
                                                                 General Counsel


                                                              Law and Regulation


The Allstate Corporation
2775 Sanders Road
Northbrook, Illinois 60062

Ladies and Gentlemen:

I am Vice President and General Counsel of The Allstate Corporation, a Delaware corporation ("Allstate"), and have acted as counsel to Allstate in connection with the filing of a Registration Statement (the "Registration Statement") on Form S-3 under the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 7,398,387 shares of Common Stock of Allstate.

In connection with this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such instruments, certificates, records and documents, and have reviewed such questions of law, as I have deemed necessary or appropriate for purposes of this opinion. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents. As to any facts material to my opinion, I have relied upon the aforesaid instruments, certificates, records and documents and inquiries of Allstate representatives.

Based upon the foregoing examination, I am of the opinion that the shares to be issued by Allstate under the Registration Statement have been duly authorized and, when issued in the manner contemplated by the Registration Statement (including the declaration and maintenance of the effectiveness of the Registration Statement and the obtaining and maintenance of all requisite regulatory and other approvals), will be validly issued, fully paid and nonassessable.

I am a member of the Bar of the District of Columbia, and I do not express any opinion herein concerning any law other than the federal law of the United States, the law of the District of Columbia, and the corporate law of the State of Delaware.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" therein and in the related prospectus, and in any supplements thereto or amendments thereof. My consent to such reference does not constitute a consent under Section 7 of the Act, and in consenting to such reference I have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Michael J. McCabe
--------------------------
Michael J. McCabe


                      [LETTERHEAD OF ALLSTATE CORPORATION]